FOR IMMEDIATE RELEASE	New York, NY (February 10, 2017)

Interpublic Announces Full Year and
Fourth Quarter 2016 Results

•	Company posted FY16 revenue of $7.85 billion, with strong organic revenue growth of 5.0% for FY16 and 5.3% for Q4

•	Operating margin expanded to 12.0% for FY16, an improvement of 50 basis points from FY15

•	FY16 diluted EPS was $1.49 and was $1.37 excluding certain below-the-line items, an increase of 13.2% from comparable adjusted FY15 diluted EPS

•	Board approves 20% increase in quarterly dividend and additional $300 million toward share repurchase program

•	Management targets 2017 organic revenue growth of 3% - 4% and further 50 basis points improvement in operating margin

Summary

Revenue

•
Full year 2016 revenue was $7.85 billion, compared to $7.61 billion in 2015, with an organic revenue increase of 5.0% compared to the prior-year period. This was comprised of an organic revenue increase of 5.8% internationally and 4.4% in the U.S.

•
Fourth quarter 2016 revenue was $2.26 billion, compared to $2.20 billion in the fourth quarter of 2015, with an organic revenue increase of 5.3% compared to the prior-year period. This was comprised of an organic revenue increase of 7.8% internationally and 3.3% in the U.S.

Operating Results

•	For the full year 2016, operating income was $938.0 million, compared to $871.9 million in 2015. Operating margin was 12.0% for the full year 2016, compared to 11.5% for the full year 2015.

•
Operating income in the fourth quarter of 2016 was $485.1 million, compared to $456.4 million in 2015. Operating margin was 21.4% for the fourth quarter of 2016, compared to 20.8% for the fourth quarter of 2015.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Net Results

•
Full year 2016 net income available to IPG common stockholders was $608.5 million, resulting in earnings of $1.53 per basic and $1.49 per diluted share. This compares to net income available to IPG common stockholders of $454.6 million, or $1.11 per basic and $1.09 per diluted share a year ago.

•
Full year 2016 results include a non-operating pre-tax loss of $41.4 million on the sales of businesses, in "Other expense, net," which is chiefly non-cash. The income tax provision includes valuation allowance reversals of $12.2 million as a result of the disposition of certain businesses, a benefit of $10.4 million related to the adoption of the Financial Accounting Standards Board Accounting Standards Update (ASU) 2016-09, a benefit of $23.4 million related to the conclusion and settlement of a tax examination of previous years, and a benefit of $44.6 million related to refunds to be claimed on future amended U.S. federal returns for tax years 2014 and 2015 primarily related to foreign tax credits. Excluding these items, net income available to IPG common stockholders would be $556.9 million, resulting in diluted earnings per share of $1.37. This compares to adjusted net income available to IPG common stockholders a year ago of $501.7 million, and adjusted diluted earnings per share of $1.21, excluding the impact of losses on sales of businesses.

•
Fourth quarter 2016 net income available to IPG common stockholders was $317.6 million, resulting in earnings of $0.81 per basic and $0.78 per diluted share. This compares to net income available to IPG common stockholders of $260.3 million, or $0.65 per basic and $0.63 per diluted share a year ago.

•
Fourth quarter 2016 results include a non-operating pre-tax loss of $25.3 million on the sales of businesses, in "Other expense, net," which is chiefly non-cash. The income tax provision includes a benefit of $37.4 million related to refunds to be claimed on future amended U.S. federal returns for tax years 2014 and 2015 primarily related to foreign tax credits. Excluding these items, net income available to IPG common stockholders would be $303.6 million, resulting in diluted earnings per share of $0.75. This compares to adjusted net income available to IPG common stockholders a year ago of $272.1 million, and adjusted diluted earnings per share of $0.66, excluding the impact of losses on sales of businesses.

"Across the board, 2016 was a successful year, in which we posted strong financial results, continued to build our digital and integrated offerings, and garnered the highest level of recognition for the creativity and effectiveness of our work in over a decade. We grew organically in every region of the world, with notably strong performance in the U.S., and with broad participation from across our agencies, disciplines and client sectors,” said Michael I. Roth, Interpublic’s Chairman and CEO. "Digital activity across the portfolio continues to be a significant driver of our results. We are well positioned to keep innovating, and to remain a vital partner in helping our clients navigate the complex marketing media environment. Of course,

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

we also demonstrated our continued ability to focus on and deliver improved profitability. Margin expansion and capital returns are powerful drivers of value for Interpublic going forward.”

Commenting on 2017 targets, Mr. Roth added, "Given our positive market momentum - having just concluded a three-year period of industry-leading organic revenue growth - we believe a competitive target of 3%-4% on this key metric is appropriate for 2017. We are also targeting an additional 50 basis points of operating margin improvement. We have a strong balance sheet and a commitment to returning capital to our owners, which is underscored by the actions our board announced today to increase the dividend and allocate additional funds for share repurchase. Combined with the breadth and strength of our professional offerings, there remains significant potential for enhancing shareholder value in the years to come.”

Operating Results

Revenue
Revenue of $7.85 billion for the full year 2016 was up 3.1% compared to 2015. During the full year 2016, the effect of foreign currency translation was negative 2.1%, the impact of net acquisitions was positive 0.2%, and the resulting organic revenue increase was 5.0%.

Revenue of $2.26 billion in the fourth quarter of 2016 was up 3.1% compared with the same period in 2015. During the fourth quarter of 2016, the effect of foreign currency translation was negative 2.0%, the impact of net divestitures was negative 0.2%, and the resulting organic revenue increase was 5.3%.

Operating Expenses
For the full year 2016, salaries and related expenses were $5.04 billion, up 3.7% compared to 2015. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 5.7% organically.

During the fourth quarter of 2016, salaries and related expenses were $1.31 billion, up 6.0% compared to the same period in 2015. After adjusting for currency effects and the impact of net divestitures, salaries and related expenses increased 8.2% organically.

For the full year 2016, office and general expenses were $1.87 billion, down 0.7% compared to 2015. After adjusting for currency effects and the impact of net divestitures, office and general expenses increased 2.0% organically.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

During the fourth quarter of 2016, office and general expenses were $470.0 million, down 6.9% compared to the same period in 2015. After adjusting for currency effects and the impact of net divestitures, office and general expenses decreased 3.7% organically.

Non-Operating Results and Tax
For the full year 2016, net interest expense of $70.5 million increased by $7.5 million compared to 2015. In the fourth quarter of 2016, net interest expense of $17.8 million decreased by $0.5 million compared to the same period in 2015.

Other expense, net was $37.3 million for the full year 2016, and was $26.2 million for the fourth quarter of 2016, primarily due to losses recorded on sales of businesses.

The income tax provision for the full year 2016 was $198.0 million on income before income taxes of $830.2 million, compared to a provision of $282.8 million on income before income taxes of $762.2 million in 2015. The income tax provision in the fourth quarter of 2016 was $106.1 million on income before income taxes of $441.1 million, compared to a provision of $145.4 million on income before income taxes of $427.8 million in the same period in 2015.

The effective tax rate for the full year 2016 was 23.8% and 37.1% for 2015. Excluding the impact of the losses on sales of businesses for both years as well as the various tax items in 2016 discussed above, the effective tax rate for the full year 2016 was 33.4% compared to 35.2% in 2015. The effective tax rate for the fourth quarter of 2016 was 24.1% compared to 34.0% for the same period in 2015. Excluding the impact of the losses on sales of businesses for both years as well as the various tax items in 2016 discussed above, the effective tax rate for the fourth quarter of 2016 was 31.2% compared to 33.1% in 2015.

Balance Sheet
At December 31, 2016, cash, cash equivalents and marketable securities totaled $1.10 billion, compared to $1.51 billion at December 31, 2015. Total debt was $1.69 billion at December 31, 2016, compared to $1.75 billion at December 31, 2015.

Share Repurchase Program and Common Stock Dividend
During the fourth quarter of 2016, the company repurchased 4.8 million shares of its common stock at an aggregate cost of $110.0 million and an average price of $22.90 per share. For the full year 2016, the company repurchased 13.3 million shares of its common stock at an aggregate cost of $303.3 million and an average price of $22.76 per share.

Interpublic Board of Directors authorized a new program to repurchase, from time to time, up to $300 million of the company's common stock. The new share program, which is in addition

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

to any amounts remaining for repurchase under the program announced in 2016, will take effect immediately and has no expiration date.

During the fourth quarter of 2016, the company declared and paid a common stock cash dividend of $0.15 per share, for a total of $58.8 million. During 2016, the company paid four quarterly cash dividends of $0.15 per share on our common stock, which corresponded to aggregate dividend payments of $238.4 million for the full year.

The company also announced that its Board of Directors has declared a common stock cash dividend of $0.18 per share, payable quarterly to holders of record on an ongoing basis.

For more information concerning the company's financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Major global brands include BPN, CRAFT, FCB (Foote, Cone & Belding), FutureBrand, Golin, Huge, Initiative, Jack Morton Worldwide, MAGNA, McCann, Momentum, MRM//McCann, MullenLowe Group, Octagon, R/GA, UM and Weber Shandwick. Other leading brands include Avrett Free Ginsberg, Campbell Ewald, Carmichael Lynch, Deutsch, Hill Holliday, ID Media and The Martin Agency. For more information, please visit www.interpublic.com.

# # #

Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this release that are not historical facts, including statements about management's beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients' financial condition and on our business or financial condition;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;

•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;

•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS FOURTH QUARTER REPORT 2016 AND 2015 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three months ended December 31,
	2016	2015	Fav. (Unfav.) % Variance
Revenue:
United States	$1,258.6	$1,221.1	3.1%
International	1,005.9	975.1	3.2%
Total Revenue	2,264.5	2,196.2	3.1%

Operating Expenses:
Salaries and Related Expenses	1,309.4	1,235.1	(6.0)%
Office and General Expenses	470.0	504.7	6.9%
Total Operating Expenses	1,779.4	1,739.8	(2.3)%
Operating Income	485.1	456.4	6.3%
Operating Margin %	21.4%	20.8%

Expenses and Other Income:
Interest Expense	(21.8)	(23.3)
Interest Income	4.0	5.0
Other Expense, net	(26.2)	(10.3)
Total (Expenses) and Other Income	(44.0)	(28.6)

Income before Income Taxes	441.1	427.8
Provision for Income Taxes	106.1	145.4
Income of Consolidated Companies	335.0	282.4
Equity in Net Income of Unconsolidated Affiliates	1.9	0.5
Net Income	336.9	282.9
Net Income Attributable to Noncontrolling Interests	(19.3)	(22.6)
Net Income Available to IPG Common Stockholders	$317.6	$260.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.81	$0.65
Diluted	$0.78	$0.63

Weighted-Average Number of Common Shares Outstanding:
Basic	393.5	403.4
Diluted	405.2	412.3

Dividends Declared Per Common Share	$0.15	$0.12

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS ANNUAL REPORT 2016 AND 2015 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve months ended December 31,
	2016	2015	Fav. (Unfav.) % Variance
Revenue:
United States	$4,684.8	$4,475.5	4.7%
International	3,161.8	3,138.3	0.7%
Total Revenue	7,846.6	7,613.8	3.1%

Operating Expenses:
Salaries and Related Expenses	5,038.1	4,857.7	(3.7)%
Office and General Expenses	1,870.5	1,884.2	0.7%
Total Operating Expenses	6,908.6	6,741.9	(2.5)%
Operating Income	938.0	871.9	7.6%
Operating Margin %	12.0%	11.5%

Expenses and Other Income:
Interest Expense	(90.6)	(85.8)
Interest Income	20.1	22.8
Other Expense, net	(37.3)	(46.7)
Total (Expenses) and Other Income	(107.8)	(109.7)

Income before Income Taxes	830.2	762.2
Provision for Income Taxes	198.0	282.8
Income of Consolidated Companies	632.2	479.4
Equity in Net Income of Unconsolidated Affiliates	0.3	1.1
Net Income	632.5	480.5
Net Income Attributable to Noncontrolling Interests	(24.0)	(25.9)
Net Income Attributable to IPG Common Stockholders	$608.5	$454.6

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.53	$1.11
Diluted	$1.49	$1.09

Weighted-Average Number of Common Shares Outstanding:
Basic	397.9	408.1
Diluted	408.0	415.7

Dividends Declared Per Common Share	$0.60	$0.48

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31, 2016
	As Reported	Net Losses on Sales of Businesses (1)	Adoption of ASU 2016-09	U.S. Federal Tax Credits	Adjusted Results
Income Before Income Taxes	$441.1	$(25.3)			$466.4
Provision for Income Taxes	106.1	2.0	$(0.1)	$37.4	145.4
Effective Tax Rate	24.1%				31.2%
Equity in Net Income of Unconsolidated Affiliates	1.9				1.9
Net Income Attributable to Noncontrolling Interests	(19.3)				(19.3)
Net Income Available to IPG Common Stockholders	$317.6	$(23.3)	$(0.1)	$37.4	$303.6

Weighted-Average Number of Common Shares Outstanding - Basic	393.5				393.5
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	11.7		1.0		10.7
Weighted-Average Number of Common Shares Outstanding - Diluted	405.2		1.0		404.2

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.81	$(0.06)	$0.00	$0.10	$0.77
Diluted	$0.78	$(0.06)	$0.00	$0.09	$0.75

(1) Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31, 2016
	As Reported	Net Losses on Sales of Businesses (1)	Valuation Allowance Reversals	Adoption of ASU 2016-09	Settlement of Certain Tax Positions	U.S. Federal Tax Credits	Adjusted Results
Income Before Income Taxes	$830.2	$(41.4)					$871.6
Provision for Income Taxes	198.0	2.4	$12.2	$10.4	$23.4	$44.6	291.0
Effective Tax Rate	23.8%						33.4%
Equity in Net Income of Unconsolidated Affiliates	0.3						0.3
Net Income Attributable to Noncontrolling Interests	(24.0)						(24.0)
Net Income Available to IPG Common Stockholders	$608.5	$(39.0)	$12.2	$10.4	$23.4	$44.6	$556.9

Weighted-Average Number of Common Shares Outstanding - Basic	397.9						397.9
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	10.1			1.0			9.1
Weighted-Average Number of Common Shares Outstanding - Diluted	408.0			1.0			407.0

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.53	$(0.10)	$0.03	$0.03	$0.06	$0.11	$1.40
Diluted	$1.49	$(0.10)	$0.03	$0.03	$0.06	$0.11	$1.37

(1) Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended December 31, 2015
	As Reported	Losses on Sales of Businesses (1)	Adjusted Results
Income Before Income Taxes	$427.8	$(12.0)	$439.8
Provision for Income Taxes	145.4	0.2	145.6
Effective Tax Rate	34.0%		33.1%
Equity in Net Income of Unconsolidated Affiliates	0.5		0.5
Net Income Attributable to Noncontrolling Interests	(22.6)		(22.6)
Net Income Available to IPG Common Stockholders	$260.3	$(11.8)	$272.1

Weighted-Average Number of Common Shares Outstanding - Basic	403.4		403.4
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	8.9		8.9
Weighted-Average Number of Common Shares Outstanding - Diluted	412.3		412.3

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.65	$(0.03)	$0.67
Diluted	$0.63	$(0.03)	$0.66

(1) Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES RECONCILIATION OF ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)

	Twelve Months Ended December 31, 2015
	As Reported	Losses on Sales of Businesses (1)	Adjusted Results
Income Before Income Taxes	$762.2	$(50.0)	$812.2
Provision for Income Taxes	282.8	2.9	285.7
Effective Tax Rate	37.1%		35.2%
Equity in Net Income of Unconsolidated Affiliates	1.1		1.1
Net Income Attributable to Noncontrolling Interests	(25.9)		(25.9)
Net Income Available to IPG Common Stockholders	$454.6	$(47.1)	$501.7

Weighted-Average Number of Common Shares Outstanding - Basic	408.1		408.1
Add: Effect of Dilutive Securities
Restricted Stock, Stock Options and Other Equity Awards	7.6		7.6
Weighted-Average Number of Common Shares Outstanding - Diluted	415.7		415.7

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.11	$(0.12)	$1.23
Diluted	$1.09	$(0.12)	$1.21

(1) Includes losses on completed dispositions of businesses and the classification of certain assets as held for sale.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax